UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2013

PANHANDLE EASTERN PIPE LINE COMPANY, LP
(Exact name of registrant as specified in its charter)

Delaware	1-2921	44-0382470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5051 Westheimer Road Houston, Texas (Address of principal executive offices)	77056-5306 (Zip Code)

Registrant's telephone number, including area code: (713) 989-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On February 20, 2013, Energy Transfer Equity, L.P. (“ETE”)and Energy Transfer Partners, L.P. (“ETP”), the entities which own 100% of ETP Holdco Corporation, which indirectly owns 100% of the equity interests of Panhandle Eastern Pipe Line Company, LP (the "Company") issued press releases after market close announcing their financial and operating results, including in the case of ETP release certain financial results of the Company, for the fiscal year and quarter ended December 31, 2012. A copy of ETE's and ETP's press releases are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this report and are incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit No. Exhibit

99.1	Energy Transfer Equity, L.P. Press Release dated February 20, 2013
99.2	Energy Transfer Partners, L.P. Press Release dated February 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PANHANDLE EASTERN PIPE LINE COMPANY, LP
(Registrant)
Date: February 20, 2013	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President and Secretary

EXHIBIT INDEX

Exhibit No. Exhibit

99.1	Energy Transfer Equity, L.P. Press Release dated February 20, 2013
99.2	Energy Transfer Partners, L.P. Press Release dated February 20, 2013